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                                                                   Exhibit 2(d)
  Stanhome plc


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                             THE COMPANIES ACT 1985

                      NOTICE TO NON-ASSENTING SHAREHOLDERS

  Pursuant to section 429(4) of the Companies Act 1985 as inserted by
  Schedule 12 to the Financial Services Act 1986.

  A takeover offer ("the Offer") was made on 9th September, 1994 by Goldman Sachs International on behalf of Stanhome plc ("Stanhome") for the whole of the issued and to be issued ordinary share capital of Lilliput Group plc ("the Company").

  Stanhome has, within 4 months of making the Offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of the Company to which the Offer relates. Stanhome gives notice that it now intends to exercise its right under section 429 Companies Act 1985 to acquire shares held by you in the Company.

  The terms of the Offer are 160p in cash for each ordinary share of 5p of the Company and so in proportion for any other number of ordinary shares of the Company.

  NOTE: You are entitled under section 430C of the Companies Act 1985 to make application to the Court within 6 weeks of the date of this notice for an order either that Stanhome shall not be entitled and bound to acquire your shares or that different terms to those of the Offer shall apply to the acquisitions. If you are contemplating such an action you may wish to seek legal advice.

  Signed ..............................
           Secretary of Stanhome plc

  Date:  11th October, 1994

  All enquiries or communications in connection with the above notice should be addressed to The Royal Bank of Scotland plc, Registrar's Department, New Issues Section, P.O. Box 859, Consort House, East Street, Bedminster Bristol, BS99 1XZ. Telephone number: 0117 937 0666.

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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. WHEN
CONSIDERING WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986.

STANHOME PLC

                                                              11th October, 1994

To the holders of Lilliput shares who have not accepted the Offer

Dear Sir or Madam,

            OFFER BY STANHOME PLC ("STANHOME") TO ACQUIRE THE ENTIRE
      ISSUED AND TO BE ISSUED ORDINARY SHARE CAPITAL OF LILLIPUT GROUP PLC
                                  ("LILLIPUT")

The offer made by Goldman Sachs International on behalf of Stanhome on 9th September, 1994 ("the Offer") to acquire all the issued and to be issued ordinary shares of 5p each in Lilliput not already owned by the Stanhome Group was declared unconditional in all respects on Monday, 3rd October, 1994. At that time acceptances from the holders of approximately 65.49 per cent. of Lilliput's issued ordinary share capital had been received, and Stanhome had purchased approximately 27.95 per cent. Stanhome therefore owns or controls approximately 93.4 per cent. of Lilliput's issued ordinary share capital.

The terms of the offer were 160p in cash for each Lilliput ordinary share.

According to our records we have not received your acceptance of the Offer and we therefore enclose the statutory notice under section 429 of the Companies Act 1985 informing you that Stanhome will apply the procedure under that section compulsorily to acquire your ordinary shares in Lilliput. Upon completion of the compulsory acquisition Stanhome intends to institute proceedings to remove Lilliput's listing on the London Stock Exchange.

If you have lost or mislaid your Form of Acceptance, further copies can be obtained from The Royal Bank of Scotland plc, Registrar's Department, New Issues Section, P.O Box 859, Consort House, East Street, Bedminster, Bristol, BS99 1XZ. If you do not accept the Offer in the normal way your shares will in any event be compulsorily acquired pursuant to section 429 of the Companies Act 1985.

Yours faithfully

[SIGNATURE OF G. WILLIAM SEAWRIGHT APPEARS HERE]

For and on behalf of Stanhome



                       REGISTERED IN ENGLAND NO. 2939658

               Broadwalk House, 5 Appold Street, London EC2A 2HA